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                                                                   Exhibit 10.26

                       CARROLS CORPORATION & SUBSIDIARIES

                           DEFERRED COMPENSATION PLAN

                           (Effective January 1, 2002)

1.   PURPOSE.

     The Plan is established in order to provide deferred compensation to a select group of management and highly compensated employees of Carrols Corporation and its Affiliates.

2.   DEFINITIONS.

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below:

2.1 "Active Participant" means a Participant who is currently having Deferred Salary credited to his Deferral Account hereunder.

2.2 "Affiliate" shall mean the Company and any entity affiliated with the Company within the meaning of Code Section 414(b) with respect to a controlled group of corporations, Code Section 414(c) with respect to trades or businesses under common control with the Company, Code Section 414(m) with respect to affiliated service groups and any other entity required to be aggregated with the Company under Section 414(o) of the Code. No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Code Section 414.

2.3 "Beneficiary" means the individual designated by the Participant, on a form acceptable by the Committee, to receive benefits payable under this Plan in the event of the Participant's death. If no Beneficiary is designated, the Participant's Beneficiary shall be his legal spouse, or if the Participant is not married, the Participant's estate. Upon the acceptance by the Committee of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Committee prior to his death.

2.4  "Board" shall mean the Board of Directors of the Company.

2.5 "Bonus" means the amount payable to the Participant by the Company under an annual bonus plan or arrangement.

2.6 "Code" means the Internal Revenue Code of 1986, as amended and as hereafter amended from time to time.

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2.7  "Committee" means an administrative committee appointed by the Board or the
     Board.

2.8 "Company" means Carrols Corporation and any successor corporation by merger, consolidation or transfer of assets.

2.9 "Deferral Agreement" means an agreement entered into between a Participant and the Employer to authorize the Employer to reduce the Participant's Salary and, if permitted by the Committee, and/or Bonus and credit the amount of such reduction to the Plan. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Employer (through the Committee).

2.10 "Deferred Benefit" means the benefit payable under the Plan, which shall be payable in accordance with Section 7 hereof.

2.11 "Deferred Bonus" means the amount of Bonus, if any, deferred by a Participant pursuant to Section 4.

2.12 "Deferred Salary" means the amount of Salary, if any, deferred by a Participant pursuant to Section 4.

2.13 "Deferral Period" means, with regard to each Deferred Salary and/or Deferred Bonus, the earlier of: (i) the period of deferral selected by the Participant for the period described in Section 4.1, or (ii) the period beginning on the effective date of a deferral election and ending on a Participant's Termination of Employment.

2.14 "Earnings" means, for any Plan Year, earnings on amounts in the Salary Deferral Account computed in accordance with Section 5 hereof.

2.15 "Effective Date" means January 1, 2002.

2.16 "Eligible Employee" means any Employee who is an officer or department manager and whose annual rate of base salary as of January 1 of the deferral year (or, if later, his date of hire) is at least equal to or greater than the required amount under Code Section 414(q) to be treated as a highly compensated employee for such year based on the assumption that measurements of highly compensated employees will be on current and not the prior year basis. The deferral year for a Bonus shall be the year the Bonus is earned and not necessarily the year of payment. Notwithstanding the foregoing, the Committee may exclude any Employee from being an Eligible Employee.

2.17 "Employee" means any person classified as an employee that is to receive a W-2 from the Employer on its payroll system. Employee does not include persons classified as independent contractors at the time (whether or not reclassified).

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2.18 "Employer" means the Company and any Affiliate which has adopted this Plan.

2.19 "Holdings" means Carrols Holdings Corporation.

2.20 "Participant" means any Eligible Employee who shall have become an Active Participant in the Plan and any individual with a balance credited to his Salary Deferral Account.

2.21 "Plan" means the Carrols Corporation Deferred Compensation Plan.

2.22 "Plan Year" means the calendar year.

2.23 "Salary" means a Participant's base cash compensation for services paid by the Employer to the Participant. Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, non-cash compensation or any other additional compensation but shall include amounts reduced pursuant to a Participant's salary reduction agreement under Sections 125, 132 or 401(k) of the Code (if any) or a nonqualified elective deferred compensation arrangement to the extent that in each such case the reduction is to base salary.

2.24 "Salary Deferral Account" means the account to which a Participant's book entry contributions made pursuant to Section 4 herein shall be credited.

2.25 "Service" means the period of time during which the Participant was considered employed by the Employer and ending on his Termination of Employment, Disability or death. For all purposes of the Plan, Service shall be expressed as years and a fraction of a year, with such fraction representing completed months of employment.

2.26 "Termination of Employment" means separation from the employment of the Employer for any reason, including, but not limited to, retirement, death, disability, resignation, dismissal (with or without Cause), or the ceasing of the Employer to be an Affiliate. Notwithstanding the foregoing, if an Affiliate of the Company ceases to be an Affiliate of the Company, an employee of such entity will not be deemed to incur a Termination of Employment solely as a result of such change in status unless and until the Committee determines, in its sole discretion, that such employee has incurred a Termination of Employment and when such Termination of Employment is deemed to have occurred.

3.   PARTICIPATION.

     Each Employee who is an Eligible Employee with respect to a Plan Year shall be eligible to become an Active Participant in the Plan pursuant to Section 4 with respect to such Plan Year. A Participant shall cease to be an Active Participant with regard to a Plan Year if he is not, or ceases to be, an Eligible Employee with regard to the Plan. The Committee shall have the exclusive right, power, and authority, in its sole and absolute discretion, to remove the Active Participant from

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participation in the Plan at any time. A Participant's classification as an
Eligible Employee shall be made anew for each Plan Year and a new Deferral Agreement must be made for each Plan Year.

4.   DEFERRAL OF SALARYND/OR BONUS.

4.1  Deferral Agreement. An Eligible Employee may elect, on a Deferral
     ------------------
     Agreement, to defer receipt of all or a specified percentage of his Salary and, if applicable, all or a specified percentage of Bonus (unless specified otherwise by the Company), payable with respect to a Plan Year. At the time of the deferral election, a Participant shall also elect a Deferral Period of either three (3) or five (5) years or until Termination of Employment, which Deferral Period shall begin on the last day of the calendar year with regard to which the Salary and/or Bonus deferred relates. Deferred Salary and/or Deferred Bonus shall be credited to a Salary Deferral Account in the name of the Participant on the date such amount would otherwise be payable to the Participant. Any election to defer payment of a portion of a Participant's Salary and/or Bonus shall be made by the Participant in writing to the Committee on a Deferral Agreement on or before the last day of the Plan Year preceding the Plan Year in which the Salary and/or Bonus is earned, and shall apply on a pro rata basis with respect to the entire amount of Salary and/or Bonus earned in or for such Plan Year, whenever payable, or on such other basis as may be agreed to by the Committee. Any such election made by the last day of the preceding Plan Year shall become effective on the first day of the following Plan Year. If no new election is made with respect to any subsequent Plan Year, the Salary and/or Bonus earned in such Plan Years shall not be deferred under the Plan.

     Notwithstanding the foregoing, if an employee first becomes an Eligible Employee during a Plan Year, he may elect to become a Participant with respect to such Plan Year (solely with respect to Salary and/or Bonus earned after the Deferral Agreement is executed and delivered to the Employer pursuant to the procedures established by the Committee) prior to the end of the thirty (30) day period following the date he becomes an Eligible Employee, by making an election, in writing, on a form prescribed by the Committee.

     An election made pursuant to this Section 4 by a Participant who ceases to be an Eligible Employee but who does not incur a Termination of Employment shall remain in effect and such Participant shall not be entitled to receive a distribution from the Plan solely as a result of such change in status.

4.2  Irrevocability of Deferral Agreement. Subject to Section 7 of the Plan, an
     ------------------------------------
     election to defer Salary and/or Bonus hereunder is irrevocable and is valid only for the Plan Year following the election. If no new election is made with respect to any subsequent Plan Year, the Salary and/or Bonus earned in such Plan Years shall not be deferred under the Plan. A Participant shall not be entitled to, and the Employer shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan. Notwithstanding the previous sentence, upon the request of a Participant, the Committee, in its sole discretion, may permit the Participant to revoke his Deferral Agreement with respect to future Salary and/or Bonus due to the Participant's Hardship. A Participant who revokes a

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     Deferral Agreement pursuant to this Section 4.2 shall not be entitled to enter into a new Deferral Agreement during a suspension period which shall commence with respect to the pay period which follows the pay period which includes the date of such revocation, and shall continue until the first calendar year commencing more than six (6) months after such revocation.

4.3  Earnings. Earnings shall be credited to a Participant's Salary Deferral
     --------
     Account as provided in Section 5 below.

5.   MEASUREMENT OF EARNINGS.

     The Committee shall credit the Earnings computed under this Section to the balance in each Participant's Account as of the last business day of each Plan Year or such other dates as are selected by the Committee, in its sole discretion. The measurement used to calculate Earnings on the amounts in a Participant's Account, if applicable, shall be an eight (8%) percent interest rate accrued monthly.

6.   VESTING.

     A Participant's Salary Deferral Account shall be fully vested at all times, including Earnings thereon.

7.   AMOUNT AND DISTRIBUTION OF DEFERRED BENEFIT

7.1  Amount of Deferred Benefit. A Participant's Deferred Benefit shall consist
     --------------------------
     of the vested balance in his Salary Deferral Account.

7.2  Time of Deferred Benefit. A Participant's Deferred Benefit and the Earnings
     ------------------------
     shall be paid, or commence being paid, to the Participant as soon as administratively practicable after the end of the applicable Deferral Period in the form set forth in Section 7.3. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for the commencement of the payment of a Participant's Deferred Benefits and the Earnings at any time following the Participant's Termination of Employment.

7.3  Form of Deferred Benefit. Unless the Participant elects in writing, on a
     ------------------------
     form prescribed by the Company, to receive payment of his Deferred Benefit and the Earnings attributable thereto in annual installment payments (not to exceed five (5) years), a Participant's Deferred Benefit and the Earnings attributable thereto shall be paid to him (or, in the event of death, his Beneficiary) in a lump sum. A Participant's election to receive annual installment payments must be made at such time as the Company shall prescribe but in any event no later than one (1) year prior to the expiration of the applicable Deferral Period. An election by a Participant pursuant to this Section 7.3 will apply to all then current and future amounts in such Participant's Salary Deferral Account. A Participant shall not be entitled to, and the

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     Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred or credited under the Plan, except as provided in the Plan.

7.4  Death. If a Participant dies prior to receiving the total amount of his
     -----
     Salary Deferral Account, the unpaid portion of his Salary Deferral Account shall be paid to the Participant's Beneficiary in a single lump sum, upon the first business day of the month coincident with or next following the Participant's death (or as administratively feasible thereafter). If the Committee is in doubt as to the right of any person to receive any amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Committee and the Company.

7.5  Change in Control. Notwithstanding anything herein to the contrary,
     -----------------
     including, without limitation, the Deferral Period, in the event of a Change in Control, each Participant hereunder shall receive his entire Deferred Benefit, from the Plan, equal to the Participant's entire Salary Deferral Account, payable in the form of one (1) lump sum, as soon as administratively practicable following such Change in Control, but in no event later than five (5) days after the date of such Change in Control. A "Change in Control" has the meaning set forth in Appendix A attached hereto.

8.   Hardship Withdrawals.
     --------------------

     (a) Upon the request of a Participant, the Committee, in its sole discretion, may approve, due to the Participant's Hardship, an immediate lump sum distribution of the unpaid portion of a Participant's Deferred Benefits to a Participant. Such a distribution shall be made from the Salary Deferral Account. For the purposes of this Section 8, a Participant shall experience a "Hardship" if, and only if, such Participant experiences an immediate and heavy financial need (as defined in (b) below) and the withdrawal is necessary to satisfy the financial need of the Participant (as defined in (c) below).

     (b) A Participant shall experience a "Hardship" if, and only if, such Participant experiences an immediate and heavy financial need (as defined in paragraph (c) below) and the withdrawal is necessary to satisfy the financial need of the Participant.

               (i) A Participant will be deemed to experience a Hardship if, and only if, the Participant needs the withdrawal to pay for expenses directly resulting from an "Unforeseeable Emergency." An Unforeseeable Emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances constituting an Unforeseeable

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          Emergency shall depend upon the facts of each case, but, in any event, shall not be made to the extent that such Hardship is or may be relieved:

                    (A) Through liquidation or compensation by insurance or
               otherwise;

                    (B) By liquidation of the Participant's assets, to the
               extent the liquidation of such assets would not itself cause severe financial hardship; or

                    (C) By cessation of deferrals under a cash-or-deferred
               arrangement maintained by the Participant's current employer.

     (c) A withdrawal will be deemed necessary to satisfy the financial need of a Participant if, and only if:

               (i) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

               (ii) The Participant must have obtained all distributions, other than hardship distributions of salary reduction contributions under any cash-or-deferred arrangement maintained by any employer pursuant to Code Section 401(k), currently available under all plans maintained by any employer.

               (iii) The Participant has provided documentation to the Committee satisfactory to the Committee that he has a reasonable financial need for the withdrawal.

9.   ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee (or its delegate) shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and any other Plan documents and to decide all matters arising in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority: (a) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (b) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (c) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan; (d) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents; and (e) to process and approve or deny benefit claims and rule on any benefit exclusions. All determinations made by the Committee (or any delegate) with respect to any matter arising under the Plan and any other Plan

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documents including, without limitation, any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, binding and conclusive on all parties.

     The Committee may impose such rules designed to facilitate compliance with the securities laws. To the extent required by applicable law, this Plan is intended to comply with, and shall be subject to the limitations of Rule 701 under the Securities Act of 1933 and/or the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. The Committee shall have the authority to suspend the Plan and take any action necessary, including revoking Participants' Deferral Agreements, prospectively and/or retroactively, to ensure that the Plan complies with Federal and state securities laws, including to the extent applicable, the limitations of Section 4(2) and Rule 701 under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

     Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law.

     No member of the Committee and no officer, director or employee of the Company or any other Affiliate shall be liable for any action or inaction with respect to his functions under the Plan unless such action or inaction is adjudged to be due to fraud. Further, no such person shall be personally liable merely by virtue of any instrument executed by him or on his behalf in connection with the Plan.

     Each Employer shall indemnify, to the full extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of such Employer under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his duties or responsibilities with respect to the Plan (other than as a Participant), except with regard to matters as to which he or she shall be adjudged in such action to be liable for fraud in the performance of his duties.

10.  CLAIMS PROCEDURES.

     Any claim by a Participant or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee or such other person designated by the Committee from time to time for such purpose. If the designated person receiving a claim believes, following consultation with the Chairman of the Committee, that the claim should be denied, he shall notify the Claimant in writing of the denial of the claim within ninety (90) days after his receipt thereof (this period may be extended an additional ninety (90) days in special circumstances and, in such event, the Claimant shall be notified in writing of the extension). Such notice shall (a) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based, (b) describe any additional material or information necessary to perfect

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the claim, and explain why such material or information, if any, is necessary, and (c) inform the Claimant of his right pursuant to this section to request review of the decision.

     A Claimant may appeal the denial of a claim by submitting a written request for review to the Committee, within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The claim will then be reviewed by the Committee. A Claimant or his duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. Written notice of any such special circumstances shall be sent to the Claimant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Plan and other relevant documents and shall be final, conclusive and binding on all persons.

11.  CONSTRUCTION OF PLAN.

     This Plan is "unfunded" and Deferred Benefits payable hereunder shall be paid by the Employer out of its general assets. Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Employer as a result of this Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst any Employer, the Committee, and the Participants, their designated Beneficiaries or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the applicable Employer and no person other than the applicable Employer shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from any Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer may, in its sole discretion, establish a "rabbi trust" to pay Deferred Benefits hereunder.

12.  NON-TRANSFERABILITY OF RIGHTS UNDER THE PLAN.

     No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by a Participant, except as provided herein.

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13.  MINORS AND INCOMPETENTS.

     In the event that the Committee finds that a Participant is unable to care for his affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under this Plan. Any payments to a minor from this Plan may be paid by the Committee in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or
(c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

14.  WITHHOLDING TAXES.

     The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Employer shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Employer to the Participant upon such terms and conditions as the Committee may prescribe.

15.  ASSIGNMENT.

     The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquirer of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

16.  NON-ALIENATION OF BENEFITS.

     The benefits payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

17.  LIMITATION OF RIGHTS.

     Nothing contained herein shall be construed (a) as conferring upon an employee the right to continue in the employ of the Employer as an executive or in any other capacity; (b) to interfere with the Employer's right to discharge him at any time for any reason whatsoever, or (c) as guaranteeing a payment to a Participant.

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18.  NO FUNDING OBLIGATION.

     The Plan shall not be construed to require the Employer to fund any of the benefits payable under the Plan or to set aside or earmark any monies or other assets specifically for payments under the Plan. If the Company decides to establish any advance accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company is required to fund a trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

19.  AMENDMENT OR TERMINATION OF PLAN.

     The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend the Plan from time to time and at any time in such manner as it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, terminate the Plan for any reason from time to time and at any time in such manner as it deems appropriate or desirable. No amendment or termination shall reduce or terminate the then vested benefit of any Participant or Beneficiary. Upon an amendment or termination, the Company shall not be required to distribute a Participant's Deferred Benefit prior to the Participant's Termination of Employment, but, in the event of a termination of the Plan, may do so in a lump sum at the discretion of the Company.

20.  SEVERABILITY OF PROVISIONS.

     In case any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

21.  ENTIRE AGREEMENT.

     This Agreement, along with the Executive's elections hereunder, constitutes the entire agreement between the Corporation and the Executive pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein. No agreements or representations, other than as set forth herein, have been made by the Corporation with respect to the subject matter herein.

22.  HEADINGS AND CAPTIONS.

     The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

23.  GENDER AND NUMBER.

     Whenever used in the Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

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24.  NON-EMPLOYMENT.

     The Plan is not an agreement of employment and it shall not grant an employee any rights of employment.

25.  PAYMENT NOT SALARY.

     Any Deferred Benefits payable under this Plan shall not be deemed salary or other compensation to the employee for the purposes of computing benefits to which he or she may be entitled under any pension plan or other arrangement of any Employer for the benefit of its employees, except as otherwise provided in any benefit plan or arrangement.

26.  CONTROLLING LAW.

     To the extent legally required, the Code and the Employee Retirement Income Security Act of 1974, as amended shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith. To the extent not governed by the Code and the Employee Retirement Income Security Act of 1974, as amended, the Plan shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the 1st day of January 2002.

                               CARROLS CORPORATION


                                  By:  /s/ Joseph A. Zirkman
                                       -----------------------------------------

                               Title:  Vice President, General Counsel
                                       -----------------------------------------

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                                   APPENDIX A

                                Change in Control
                                -----------------

"Change of Control" shall mean:

(a) The acquisition (other than from Holdings) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding for this purpose any employee benefit plan of Holdings or its subsidiaries which acquires beneficial ownership of voting securities of Holdings, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of more than 50% of either the then outstanding shares of common stock or the combined voting power of Holdings' then outstanding voting securities entitled to vote generally in the election of directors;

(b)(1) Individuals who are elected as members of the new Board of Directors of Holdings (the "Incumbent Board") pursuant to the terms of the Stockholders Agreement executed in connection with the Stock Purchase Agreement thereto (the "Stockholders Agreement") cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director on or after the effective date of the Stockholders Agreement whose election, or nomination for election by Holdings' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of Holdings, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(b)(2) Notwithstanding the foregoing, paragraph (b)(1) above shall not apply to any change in the Incumbent Board during the period in which the Stockholders Agreement is in effect and a majority of the Board of Directors of Holdings is designated or otherwise appointed to serve on the Board of Directors under the provisions of such Stockholders Agreement;

(c) Approval and consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of Holdings immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in approximately the same proportion as prior to such reorganization, merger or consolidation, or a liquidation or dissolution of Holdings or of the sale of all or substantially all of the assets of Holdings; or

(d) Holdings ceases to own at least 50 percent of the Employer.

(e) A Change of Control shall not be deemed to have occurred as a result of any purchase or acquisition of shares of capital stock in Holdings by Madison Dearborn Capital Partners, L.P. and

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

Madison Dearborn Capital Partners II, L.P. and its affiliates, Atlantic Restaurants, Inc. and its affiliates, or any combination thereof.

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